CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Forms S-8 (No. 333-160264 and No. 333-142417) of Xerox Corporation of our report dated June 27, 2014 relating to the financial statements of the Savings Plan of Xerox Corporation and Xerographic Division, Rochester Regional Joint Board on Behalf of Itself and Other Regional Joint Boards, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, CT

June 27, 2014